Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES CASH DIVIDEND INCREASE

SEATTLE, WASHINGTON — May 12, 2003 — Expeditors International of Washington, Inc.

(NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.08 per share, a 33% increase from the $.06 per share semi-annual dividend declared in 2002.  The dividend will be payable on June 16, 2003 to shareholders of record as of June 2, 2003.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 168 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.